UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2006

The Houston Exploration Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Louisiana Street, Suite 2000, Houston, Texas		77002-5215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-830-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

By letter dated June 8, 2006, The Houston Exploration Company (the "Company") responded to a demand made under Delaware law by JANA Partners LLC to produce certain books and records of the Company. The Company continues to be cooperative and responsive to appropriate requests from its shareholders. A copy of the letter from the Company's Delaware counsel to counsel for JANA is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K. The information in the letter shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Further, the letter shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

This Current Report contains statements intended as "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act. All statements other than statements of historical fact included in the report are forward- looking statements and reflect the Company’s current expectations and are based on current available information and numerous assumptions. Important factors that could cause actual results to materially differ from the Company’s current expectations are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2005. The Company assumes no responsibility to update any of the information referenced in this filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Letter dated June 8, 2006 on behalf of The Houston Exploration Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Houston Exploration Company

June 8, 2006	By:	/s/ James F. Westmoreland

Name: James F. Westmoreland
Title: Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Letter dated June 8, 2006 on behalf of The Houston Exploration Company.